Exhibit 99.1

Netlist Reports Second Quarter 2023 Results

IRVINE, CALIFORNIA, August 1, 2023 - Netlist, Inc. (OTCQB: NLST) today reported financial results for the second quarter ended July 1, 2023.

“Second quarter results reflect a sluggish memory market which appears to have bottomed, and we expect a return to growth of our product business in the second half of the year” said Chief Executive Officer, C.K. Hong. “We were pleased with the favorable outcome in the Claim Construction in the Micron case last week and look forward to the Court’s final judgement for the $303 million jury verdict for Samsung’s willful past infringement. It should now be clear that Netlist’s IP portfolio is important to the memory industry’s rapid move to DDR5 and AI.”

Net sales for the second quarter ended July 1, 2023 were $10.0 million, compared to net sales of $55.4 million for the second quarter ended July 2, 2022. Gross profit for the second quarter ended July 1, 2023 was $0.2 million, compared to a gross profit of $4.7 million for the second quarter ended July 2, 2022.

Net sales for the six months ended July 1, 2023 were $19.0 million, compared to net sales of $105.6 million for the six months ended July 2, 2022. Gross profit for the six months ended July 1, 2023 was $0.8 million, compared to a gross profit of $8.1 million for the six months ended July 2, 2022.

Net loss for the second quarter ended July 1, 2023 was ($14.0) million, or ($0.06) per share, compared to a net loss in the prior year period of ($5.0) million, or ($0.02) per share. These results include stock-based compensation expense of $1.2 million and $0.8 million for the quarters ended July 1, 2023 and July 2, 2022, respectively.

Net loss for the six months ended July 1, 2023 was ($29.8) million, or ($0.13) per share, compared to a net loss in the prior year period of ($10.8) million, or ($0.05) per share. These results include stock-based compensation expense of $2.3 million and $1.5 million for the six months ended July 1, 2023 and July 2, 2022, respectively.

As of July 1, 2023, cash, cash equivalents and restricted cash was $31.4 million, total assets were $47.0 million, working capital was $19.9 million, total debt was $0.2 million, and stockholders’ equity was $21.6 million.

Conference Call Information

C.K. Hong, Chief Executive Officer, and Gail Sasaki, Chief Financial Officer, will host an investor conference call today, August 1, 2023 at 12:00 p.m. Eastern Time to review Netlist’s results for the second quarter ended July 1, 2023. The live webcast and archived replay of the call can be accessed for 90 days in the Investors section of Netlist’s website at www.netlist.com.

About Netlist

Netlist provides high-performance memory solutions to enterprise customers in diverse industries. The Company’s products are available in various capacities and form factors and its line of custom and specialty memory products bring industry-leading performance to server and storage appliance customers and cloud service providers. Netlist licenses its portfolio of intellectual property including patents, in server memory, hybrid memory and storage class memory, to companies that implement Netlist’s technology. To learn more, visit www.netlist.com.

Safe Harbor Statement

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements other than historical facts and often address future events or Netlist’s future performance. Forward-looking statements contained in this news release include statements about Netlist’s ability to execute on its strategic initiatives. All forward-looking statements reflect management’s present expectations regarding future events and are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in or implied by any forward-looking statements. These risks, uncertainties and other factors include, among others: risks that Samsung will appeal the jury verdict, which could cause a lengthy delay in Netlist’s ability to collect the damage award or overturn the verdict or reduce the damages award; risks related to Netlist’s plans for its intellectual property, including its strategies for monetizing, licensing, expanding, and defending its patent portfolio; risks associated with patent infringement litigation initiated by Netlist, or by others against Netlist, as well as the costs and unpredictability of any such litigation; risks associated with Netlist’s product sales, including the market and demand for products sold by Netlist and its ability to successfully develop and launch new products that are attractive to the market; the success of product, joint development and licensing partnerships; the competitive landscape of Netlist’s industry; and general economic, political and market conditions, including quarantines, factory slowdowns and/or shutdowns. The military conflict between Russia and Ukraine may increase the likelihood of supply interruptions. All forward-looking statements reflect management’s present assumptions, expectations and beliefs regarding future events and are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in or implied by any forward-looking statements. These and other risks and uncertainties are described in Netlist’s annual report on Form 10-K for its most recently completed fiscal year filed on February 28, 2023, and the other filings it makes with the U.S. Securities and Exchange Commission from time to time, including any subsequently filed quarterly and current reports. In light of these risks, uncertainties and other factors, these forward-looking statements should not be relied on as predictions of future events. These forward-looking statements represent Netlist’s assumptions, expectations and beliefs only as of the date they are made, and except as required by law, Netlist undertakes no obligation to revise or update any forward-looking statements for any reason.

(Tables Follow)

For more information, please contact:
The Plunkett Group	Netlist, Inc.
Mike Smargiassi	Gail M. Sasaki
NLST@theplunkettgroup.com	Chief Financial Officer
(212) 739-6729	(949) 435-0025

Netlist, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands)

	(unaudited)
	July 1,	December 31,
	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$24,348	$25,011
Restricted cash	7,100	18,600
Accounts receivable, net	1,470	8,242
Inventories	9,953	10,686
Prepaid expenses and other current assets	736	1,308
Total current assets	43,607	63,847

Property and equipment, net	943	1,138
Operating lease right-of-use assets	1,915	2,043
Other assets	542	295
Total assets	$47,007	$67,323

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$21,033	$28,468
Revolving line of credit	—	4,935
Accrued payroll and related liabilities	1,317	1,588
Accrued expenses and other current liabilities	1,184	2,635
Long-term debt due within one year	152	447
Total current liabilities	23,686	38,073
Operating lease liabilities	1,483	1,744
Other liabilities	189	270
Total liabilities	25,358	40,087

Commitments and contingencies

Stockholders’ equity:
Preferred stock	—	—
Common stock	241	233
Additional paid-in capital	274,649	250,428
Accumulated deficit	(253,241)	(223,425)
Total stockholders’ equity	21,649	27,236
Total liabilities and stockholders’ equity	$47,007	$67,323

Netlist, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	July 1,	July 2,	July 1,	July 2,
	2023	2022	2023	2022
Net sales	$10,026	$55,358	$19,047	$105,558
Cost of sales(1)	9,787	50,610	18,248	97,447
Gross profit	239	4,748	799	8,111
Operating expenses:
Research and development(1)	2,255	2,672	4,556	5,129
Intellectual property legal fees	8,947	3,313	20,017	6,139
Selling, general and administrative(1)	3,325	3,724	6,355	7,662
Total operating expenses	14,527	9,709	30,928	18,930
Operating loss	(14,288)	(4,961)	(30,129)	(10,819)
Other income (expense), net:
Interest income, net	277	15	333	4
Other expense, net	(16)	(6)	(19)	(8)
Total other income (expense), net	261	9	314	(4)
Loss before provision for income taxes	(14,027)	(4,952)	(29,815)	(10,823)
Provision for income taxes	1	—	1	1
Net loss	$(14,028)	$(4,952)	$(29,816)	$(10,824)

Loss per common share:
Basic and diluted	$(0.06)	$(0.02)	$(0.13)	$(0.05)
Weighted-average common shares outstanding:
Basic and diluted	240,382	231,298	237,752	230,922

(1) Amounts include stock-based compensation expense as follows:

Cost of sales	$53	$16	$71	$19
Research and development	186	215	460	391
Selling, general and administrative	957	559	1,742	1,062
Total stock-based compensation	$1,196	$790	$2,273	$1,472